                                                                     EXHIBIT 3.2

                        AMENDMENTS TO LINEO, INC. BYLAWS



         SEPTEMBER 24, 1999 BOARD OF DIRECTORS MEETING:

         Number of Directors was increased to seven (7) members

         FEBRUARY 14, 2000 CONSENT OF DIRECTORS IN LIEU OF SPECIAL MEETING:

         Number of Directors was decreased to five (5) members

         MAY 17, 2000 BOARD OF DIRECTORS MEETING:

         Section 2.2  Special Meetings.

                  Special meetings of the stockholders, for any purpose or purposes, may only be called by the Chairman of the Board or a majority of the Board.

         RESOLVED FURTHER, that Article II of the Bylaws shall also be amended to add the following three sections:

         Section 2.16.  Action by Consent - Post IPO.

                  Effective upon the Effective upon the closing of the corporation's initial public offering of securities pursuant to a registration statement filed under the Securities Act of 1933, as amended, the stockholders of the Corporation may not take action by written consent without a meeting but must take any such actions at a duly called annual or special meeting in accordance with these Bylaws and the Certificate of Incorporation.

        Section 2.17.  Notice of Stockholder Nominees.

                  Nominations of persons for election to the Board of Directors shall be made only at a meeting of stockholders and only (i) by the Board of Directors or a committee appointed by the Board of Directors or (ii) by any stockholder entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.17. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation (i) with respect to an election to be held at an annual meeting of stockholders, ninety days prior to the date one year from the date of the immediately preceding annual meeting of stockholders, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. For purposes of this Section 2.17, any adjournment(s) or postponement(s) of the original meeting whereby the meeting will reconvene within thirty days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting, and no nominations by a stockholder of persons to be elected directors of the corporation may be made at any such reconvened meeting unless pursuant to a notice which was timely for the meeting on the date originally scheduled. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to the Securities Exchange Act of 1934, as amended; and (e) the consent of each nominee to serve as a director of the corporation if so elected.

                  Notwithstanding the foregoing, nothing in this Section 2.17 shall be interpreted or construed to require the inclusion of information about any such nominee in any proxy statement distributed by, at the direction of, or on behalf of the Board of Directors. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

        Section 2.18 Stockholder Proposals at Annual Meeting.

                  Business may be properly brought before an annual meeting by a stockholder only upon the stockholder's timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not later than ninety days prior to the date one year from the date of the immediately preceding annual meeting of stockholders. For purposes of this Section 2.18, any adjournment(s) or postponement(s) of the original meeting whereby the meeting will reconvene within thirty days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting, and no business may be brought before any reconvened meeting unless pursuant to a notice which was timely for the meeting on the date as originally scheduled. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the proposal; (b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to vote for the proposal; (c) any material interest of such stockholder in such proposal; and (d) such other information regarding such proposal as would be required to be disclosed in solicitations of proxies pursuant to the Securities Exchange Act of 1934, as amended.

                  Notwithstanding the foregoing, nothing in this Section 2.18 shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by, at the discretion of, or on behalf of the Board of Directors. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a proposal was not made in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting, and any such business not properly brought before the meeting shall be disregarded.

RESOLVED FURTHER, that Article X of the Bylaws shall be amended to read in its entirety as follows:

         These bylaws may be altered, amended or repealed or new bylaws may be adopted by the affirmative vote of holders of at least 66-2/3% vote of the outstanding voting stock of the corporation. These bylaws may also be altered, amended or repealed or new bylaws may be adopted by the Board of Directors, when such power is conferred upon the Board of Directors by the certificate of incorporation. The foregoing may occur at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal bylaws is conferred upon the Board of Directors by the certificate of incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.

                                     BYLAWS





                                       OF





                                   LINEO, INC.




                             A DELAWARE CORPORATION

                                TABLE OF CONTENTS

                                                                                    PAGE
                                                                                    ----
ARTICLE 1 OFFICES......................................................................1

         1.1      Business Offices.....................................................1
         1.2      Registered Office....................................................1

ARTICLE 2 STOCKHOLDERS.................................................................1

         2.1      Annual Stockholder Meeting...........................................1
         2.2      Special Stockholder Meetings.........................................1
         2.3      Place of Stockholder Meeting.........................................2
         2.4      Notice of Stockholder Meeting........................................2
         2.5      Fixing of Record Date................................................3
         2.6      Stockholder List.....................................................4
         2.7      Stockholder Quorum and Voting Requirements...........................4
         2.8      Proxies..............................................................5
         2.9      Voting of Shares.....................................................5
         2.10     Corporation's Acceptance of Votes....................................5
         2.11     Informal Action by Stockholders......................................7
         2.12     Voting for Directors.................................................8
         2.13     Stockholder's Rights to Inspect Corprorate Records...................8
         2.14     Furnishing Financial Statements to a Stockholder....................10
         2.15     Information Respecting Shares.......................................10

ARTICLE 3 BOARD OF DIRECTORS..........................................................10

         3.1      General Powers......................................................10
         3.2      Number, Tenure, and Qualifications of Directors.....................10
         3.3      Regular Meetings of the Board of Directors..........................11
         3.4      Special Meetings of the Board of Directors..........................11
         3.5      Notice and Waiver of Notice of Special Director Meetings............11
         3.6      Director Quorum.....................................................12
         3.7      Manner of Acting....................................................12
         3.8      Director Action Without a Meeting...................................12
         3.9      Removal of Directors................................................13
         3.10     Board of Director Vacancies.........................................13
         3.11     Director Compensation...............................................14
         3.12     Director Committees.................................................14
         3.13     Director's Rights to Inspect Corporate Records......................14
         3.14     General Standard of Conduct for Directors...........................16

ARTICLE 4 OFFICERS....................................................................17


                                       i

         4.1      Number of Officers..................................................17
         4.2      Appointment and Term of Office......................................17
         4.3      Removal of Officers.................................................17
         4.4      Chairman of the Board...............................................17
         4.5      Chief Executive Officer.............................................17
         4.6      President...........................................................18
         4.7      Vice Presidents.....................................................18
         4.8      Secretary...........................................................18
         4.9      Treasurer...........................................................19
         4.10     Assistant Secretaries and Assistant Treasurers......................19
         4.11     Salaries............................................................19
         4.12     General Standards of Conduct for Officers...........................19

ARTICLE 5 LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS, OFFICERS,
          EMPLOYEES, FIDUCIARIES, AND AGENTS .........................................20

         5.1      Limitation of Liability of Directors and Officers...................20
         5.2      Indemnification of Directors and Officers...........................20
         5.3      Effect of Repeal or Modification of Article V.......................21
         5.4      Insurance...........................................................21

ARTICLE 6 CERTIFICATES FOR SHARES AND THEIR TRANSFER..................................21

         6.1      Certificates for Shares.............................................21
         6.2      Shares Without Certificates.........................................22
         6.3      Registration of Transfer of Shares..................................22
         6.4      Restrictions on Transfer of Shares Permitted........................22
         6.5      Acquisition of Shares...............................................23

ARTICLE 7 DISTRIBUTIONS...............................................................24

         7.1      Distributions.......................................................24

ARTICLE 8 CORPORATE SEAL..............................................................24

         8.1      Corporate Seal......................................................24

ARTICLE 9 FISCAL YEAR.................................................................24

         9.1      Fiscal Year.........................................................24

ARTICLE 10 AMENDMENTS.................................................................25

         10.1     Amendments..........................................................25

                                     BYLAWS

                                       OF

                                   LINEO, INC.



                                    ARTICLE 1

                                     OFFICES

         1.1      BUSINESS OFFICES.

         The principal office of Lineo, Inc., a Delaware corporation (the "Corporation"), shall be located at any place either within or outside the State of Delaware, as designated in the Corporation's Certificate of Incorporation or the Corporation's most recent annual report on file with the Office of the Secretary of State of Delaware providing such information. The Corporation may have such other offices, either within or outside the State of Delaware as the Board of Directors may designate or as the business of the Corporation may require from time to time. The Corporation shall maintain at its principal office a copy of those records specified in Section 2.13 of Article II of these Bylaws.

         1.2      REGISTERED OFFICE.

         The registered office of the Corporation required by the Delaware General Corporation Code shall be located within the State of Delaware. The address of the registered office may be changed from time to time.

                                    ARTICLE 2

                                  STOCKHOLDERS

         2.1      ANNUAL STOCKHOLDER MEETING.

         An annual meeting of the stockholders shall be held each year on the date, at the time, and at the place, fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

         2.2      SPECIAL STOCKHOLDER MEETINGS.

         Special meetings of the stockholders may be called, for any purposes described in the notice of the meeting, by the president, or by the Board of Directors, and shall be called by the president at the request of the holders of not less than one-tenth of all outstanding votes of the Corporation entitled to be cast on any issue at the meeting.

         2.3      PLACE OF STOCKHOLDER MEETING.

         The Board of Directors may designate any place, either within or outside the State of Delaware, as the place for any annual meeting of the stockholders and for any special meeting of the stockholders called by the Board of Directors. The president of the Corporation or any stockholder or any group, of stockholders of the Corporation holding at least ten percent (10%) of ad of the voting shares of the Corporation may designate any place, within or outside the State of Delaware, as the place for any special meeting of the stockholders called by the president or the group of stockholders. If no designation is made by the Board of Directors, the president, or the stockholders, as the case may be, the place of the meeting shall be the principal ounce of the Corporation.

         2.4      NOTICE OF STOCKHOLDER MEETING.

                  (a) REQUIRED NOTICE. Written notice stating the place, day, and hour of any annual or special stockholder meeting shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the Board of Directors, the president, or other persons calling the meeting, to each stockholder of record entitled to vote at such meeting, and to any other stockholder entitled by the Delaware General Corporation Code or the Corporation's Certificate of Incorporation to receive notice of the meeting. Notice shall be deemed to be effective when mailed.

         Notice shall not be required to be given to any stockholder to whom:

                           (i)      A notice of two consecutive annual meetings,
and all notices of meetings or of the taking of action by written consent without a meeting during the period between the two consecutive annual meetings, have been mailed, addressed to the stockholder at the stockholder's address as shown on the records of the Corporation, and have been returned undeliverable; or

                           (ii)     At least two payments, if sent by first
class mail, of dividends or interest on securities during a twelve month period, have been mailed, addressed to the stockholder at the stockholder's address as shown on the records of the Corporation, and have been resumed undeliverable.

         If a stockholder to whom notice is not required delivers to the Corporation a written notice setting forth the stockholder's current address, or if another address for the stockholder is otherwise made known to the Corporation, the requirement that notice be given to the stockholder is reinstated.

                  (b) ADJOURNED MEETING. If any stockholder meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place, if the new date, time, or place is announced at the meeting before adjournment. However, if the adjournment is for more than 30 days, or if after the adjournment a new record date for the adjourned meeting is or must be fixed (SEE Section 2.5 of these Bylaws), then notice must be given pursuant to the requirements of paragraph (a) of this Section 2.4 to stockholders of record who are entitled to vote at the meeting.

                  (c) WAIVER OF NOTICE. Any stockholder may waive notice of a meeting (or any notice required by the Delaware General Corporation Code, the Corporation's Certificate of Incorporation, or these Bylaws), by a writing signed by the stockholder, which is delivered to the Corporation (either before or after the date and time stated in the notice as the date or time when any action will occur or has occurred) for inclusion in the minutes or filing with the Corporation's records.

         A stockholder's attendance at a meeting:

                           (i)      Waives objection to lack of notice or
defective notice of the meeting, unless the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and

                           (ii)     Waives objection to consideration of a
particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter when it is presented.

                  (d) CONTENTS OF NOTICE. Notice of any special meeting of the stockholders shall include a description of the purpose or purposes for which the meeting is called. Except as provided in this Section 2.4(d), in the Certificate of Incorporation, or in the Delaware General Corporation Code, notice of an annual meeting of the stockholders need not include a description of the purpose or purposes for which the meeting is called.

         2.5      FIXING OF RECORD DATE.

         For the purpose of determining stockholders of any voting group entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to take action without a meeting or to demand a special meeting, or stockholders entitled to receive payment of any distribution or dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date. Such record date shall not be more than seventy days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If no record date is so fixed by the Board of Directors, the record date shall be at the close of business:

                  (a) with respect to an annual meeting of the stockholders or any special meeting of the stockholders called by the Board of Directors or any person or group specifically authorized by these Bylaws to call a meeting of the stockholders, as of the close of business on the day before the first notice is delivered to stockholders;

                  (b) with respect to a special stockholder meeting demanded by the stockholders, on the earliest date of any of the demands pursuant to which the meeting is called, or 60 days prior to the date the first of the written demands is received by the Corporation, whichever is later;

                  (c) with respect to actions taken in writing without a meeting (pursuant to Section 2.11 of these Bylaws), on the date the first stockholder delivers to the Corporation a signed written consent upon which the action is taken;

                  (d) with respect to a distribution to stockholders (other than one involving a repurchase or reacquisition of shares), on the date the Board of Directors authorizes the distribution; and

                  (e) with respect to the payment of a share dividend, on the date the Board of Directors authorizes the share dividend.

         When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

         2.6      STOCKHOLDER LIST.

         The secretary shall make a complete record of the stockholders entitled to vote at each meeting of stockholders, arranged in alphabetical order within each class or series, with the address of and the number of shares held by each. The list must be arranged by voting group (if such exists; SEE Section 2.7 of these Bylaws) and within each voting group by class or series of shares. The stockholder list must be available for inspection by any stockholder, beginning on the earlier of ten days before the meeting for which the list was prepared or two business days after notice of the meeting is given and continuing through the meeting and any adjournments. The list shall be available at the Corporation's principal office or at a place identified in the notice of the meeting in the city where the meeting is to be held. A stockholder, his agent, or attorney is entitled on written demand to inspect and, subject to the requirements of Section 2.13 of these Bylaws, to inspect and copy the list during regular business hours and during the period it is available for inspection. The Corporation shall maintain the stockholder list in written form or in another form capable of conversion into written form within a reasonable time.

         2.7      STOCKHOLDER QUORUM AND VOTING REQUIREMENTS.

         If the Certificate of Incorporation or the Delaware General Corporation Code provide for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group.

         Shares entitled to vote as a separate voting group may take action on a maker at a meeting only if a quorum of those shares exists with respect to that matter. Unless the Certificate of Incorporation, a Bylaw adopted by the stockholders pursuant to the Delaware General Corporation Code provide otherwise, at least two-thirds (2/3) of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

         If the Certificate of Incorporation or the Delaware General Corporation Code provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. One voting group may vote on a matter even though another voting group entitled to vote on the matter has not voted.

         Once a share is represented for any purpose at a meeting, including the purpose of determining that a quorum exists, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting.

         If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if at least two-thirds (2/3) of the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Certificate of Incorporation, a Bylaw adopted by the stockholders pursuant to the Delaware General Corporation Code, require a greater number of affirmative votes.

         2.8      PROXIES.

         At all meetings of stockholders, a stockholder may vote in person or by a proxy executed in any lawful manner. Such proxy shall be filed with the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy.

         2.9      VOTING OF SHARES.

         Unless otherwise provided in the Certificate of Incorporation, each outstanding share entitled to vote shall be entitled to one vote, and each fractional share shall be entitled to a corresponding fractional vote, upon each matter submitted to a vote at a meeting of stockholders.

         Except as provided by specific court order, no shares of the Corporation held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting of the Corporation or counted in determining the total number of outstanding shares at any given time for purposes of any meeting. However, the power of the Corporation to vote any shares, including its own shares, held by it in a fiduciary capacity is not hereby limited.

         Redeemable shares are not entitled to be voted after notice of redemption is mailed to the holders thereof and a sum sufficient to redeem the shares has been deposited with a bank,- trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

         2.10     CORPORATION'S ACCEPTANCE OF VOTES.

                  (a) If the name signed on a vote, consent, waiver, proxy appointment, or proxy appointment revocation corresponds to the name of a stockholder, the Corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, proxy appointment, or proxy appointment revocation and give it effect as the act of the stockholder.

                  (b) If the name signed on a vote, consent, waiver, proxy appointment, or proxy appointment revocation does not correspond to the name of a stockholder, the Corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, proxy appointment, or proxy appointment revocation and give it effect as the act of the stockholder if:

                           (i)      The stockholder is an entity as defined in
the Delaware General Corporation Code and the name signed purports to be that of an officer or agent of the entity;

                           (ii)     the name signed purports to be that of an
administrator, executor, guardian, or conservator representing the stockholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, proxy appointment, or proxy appointment revocation;

                           (iii)    the name signed purports to be that of a
receiver or trustee in bankruptcy of the stockholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, proxy appointment, or proxy appointment revocation;

                           (iv)     the name signed purports to be that of a
pledges, beneficial owner, or attorney-in-fact of the stockholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory's authority to sign for the stockholder has been presented with respect to the vote, consent, waiver, proxy appointment, or proxy appointment revocation;

                           (v)      two or more persons are the stockholder as
cotenants or fiduciaries and the name signed purports to be the name of at least one of the cotenants or fiduciaries and the person signing appears to be acting on behalf of all the cotenants or fiduciaries; or

                           (vi)     the acceptance of the vote, consent, waiver,
proxy appointment, or proxy appointment revocation is otherwise proper under rules established by the Corporation that are not inconsistent with the provisions of this Section 2.10.

                  (c) If shares of the Corporation are registered in the names of two or more persons, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary is given written notice to the contrary and furnished with a copy of the instrument creating the relationship, their acts with respect to voting shall have the following effect:

                           (i)      if only one votes, the act binds all;

                           (ii)     if more than one vote, the act of the
majority so voting binds all;

                           (iii)    if more than one vote, but the vote is
evenly split on any particular matter, each faction may vote the securities in question proportionately; and

                           (iv)     if the instrument so filed or the
registration of the shares shows that any tenancy is held in unequal interests, a majority or even split for the purpose of this Section 2.10 shall be a majority or even split in interest.

                  (d) The Corporation is entitled to reject a vote, consent, waiver, proxy appointment, or proxy appointment revocation if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the stockholder.

                  (e) The Corporation and its officer or agent who accepts or rejects a vote, consent, waiver, proxy appointment, or proxy appointment revocation in good faith and in accordance with the standards of this Section
2.10 are not liable in damages to the stockholder for the consequences of the acceptance or rejection.

                  (f) Corporate action based on the acceptance or rejection of a vote, consent, waiver, proxy appointment, or proxy appointment revocation under this Section 2.10 is valid unless a court of competent jurisdiction determines otherwise.

         2.11     INFORMAL ACTION BY STOCKHOLDERS.

                  (a) Unless otherwise provided in the Certificate of Incorporation, any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice if one or more consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.

                  (b) Unless written consents of all stockholders entitled to vote have been obtained, the Corporation shall give notice of any stockholder approval without a meeting at least ten days before the consummation of the action authorized by the approval to:

                           (i)      those stockholders entitled to vote who have
not consented in writing; and

                           (ii)     those stockholders not entitled to vote and
to whom the Delaware General Corporation Code requires notice be given.

         Such notice shall contain or be accompanied by the same material that would have been required if a formal meeting had been called to consider the action.

                  (c) Any stockholder giving a written consent, or the stockholders' proxyholder, or a transferee of the shares or a personal representative of the stockholder or their respective proxyholder, may revoke the consent by a signed writing describing the action and stating-that the stockholder's prior consent is revoked, if the writing is received by the Corporation prior to the effectiveness of the action.

                  (d) Action taken pursuant to this Section 2.11 is not effective unless all written consents on which the Corporation relies for the taking of action are received by the Corporation within a sixty day period and are not revoked. Action thus taken is effective as of the date the last written consent necessary to effect the action is received by the Corporation, unless all the written consents necessary to effect the action specify a later date as the effective date of action. If the Corporation has received written consents signed by all stockholders entitled to vote with respect to the action, the effective date of the action may be any date that is specified in all the written consents as the effective date of the action. The writing may be received by the Corporation by electronically transmitted facsimile or other form of communication providing the Corporation with a complete copy thereof, including a copy of the signature.

                  (e) Notwithstanding Subsection (a) of this Section 2.11, directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.

                  (f) Action taken under this Section 2.11 has the same effect as action taken at a meeting of stockholders and may be so described in any document.

         2.12     VOTING FOR DIRECTORS.

         At each election of directors, unless otherwise provided in the Certificate of Incorporation or the Delaware General Corporation Code, every stockholder entitled to vote at the election has the right to vote, in person or by proxy, all of the votes to which the stockholder's shares are entitled for as many persons as there are directors to be elected and for whose election the stockholder has the right to vote.

         Unless otherwise provided in the Certificate of Incorporation or the Delaware General Corporation Code, directors are elected by at least two-thirds (2/3) of the votes cast by the shares entitled to be voted in the election, at a meeting at which a quorum is present.

         2.13     STOCKHOLDER'S RIGHTS TO INSPECT CORPRORATE RECORDS.

                  (a) MINUTES AND ACCOUNTING RECORDS. The Corporation shall keep as permanent records minutes of all meetings of its stockholders and Board of Directors, a record of all actions taken by its stockholders or Board of Directors without a meeting, a record of all actions taken on behalf of the Corporation by a committee of the Board of Directors in place of the Board of Directors, and a record of all waivers of notices of meetings of its stockholders, meetings of the Board of Directors, or any meetings of committees of the Board of Directors. The Corporation shall maintain appropriate accounting records.

                  (b) ABSOLUTE INSPECTION RIGHTS OF RECORDS REQUIRED AT PRINCIPAL OFFICE. If a stockholder gives the Corporation written notice of the stockholder's demand at least five business days before the date on which the stockholder wishes to inspect and copy, a stockholder (or the stockholder's agent or attorney) has the right to inspect and copy, during regular business hours, any of the following records, all of which the Corporation is required to keep at its principal office:

                           (i)      The Corporation's Certificate of
Incorporation currently in effect;

                           (ii)     the Corporation's Bylaws currently in
effect;

                           (iii)    the minutes of all stockholders' meetings,
and records of all action taken by stockholders without a meeting, for the past three years;

                           (iv)     all written communications within the past
three years to stockholders as a group or to the holders of any class or series of shares as a group;

                           (v)      a list of the names and business addresses
of the Corporation's current officers and directors;

                           (vi)     the Corporation's most recent annual report
delivered to the Office of the Secretary of State of Delaware; and

                           (vii)    all financial statements prepared for
periods ending during the last three years that a stockholder could request pursuant to the Delaware General Corporation Code.

                  (c) CONDITIONAL INSPECTION RIGHT. If a stockholder gives the Corporation a written demand made in good faith and for a proper purpose at least five business days before the date on which the stockholder wishes to inspect and copy, the stockholder describes with reasonable particularity the stockholder's purpose and the records the stockholder desires to inspect, and the records are directly connected with the stockholder's purpose, the stockholder (or the stockholder's agent or attorney) is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any of the following records of the Corporation:

                           (i)      Excerpts from:

                                    (A)      Minutes of any meeting of the Board
of Directors, records of any action of a committee of the Board of Directors while acting on behalf of the Corporation in place of the Board of Directors;

                                    (B)      minutes of any meeting of the
stockholders;

                                    (C)      records of action taken by the
stockholders without a meeting; and

                                    (D)      waivers of notices of any meeting
of the stockholders, of any meeting of the Board of Directors, or of any meeting of a committee of the Board of Directors;

                           (ii)     accounting records of the Corporation; and

                           (iii)    the record of the Corporation's
stockholders.

                  (d) COPY COSTS. The right to copy records includes, if reasonable, the right to receive copies made by photographic, xerographic, or other means. The Corporation may impose a reasonable charge, payable in advance, covering the costs of labor and material, for copies of any documents provided to a stockholder. The charge may not exceed the estimated cost of production or reproduction of the records.

                  (e) STOCKHOLDER INCLUDES BENEFICIAL OWNER. For purposes of this Section 2.14, the term "stockholder" shall include a beneficial owner whose shares are held in a voting trust and any other beneficial owner who establishes beneficial ownership.

         2.14     FURNISHING FINANCIAL STATEMENTS TO A STOCKHOLDER.

         Upon the written request of any stockholder, the Corporation shall mail to the stockholder its most recent annual or quarterly financial statements showing in reasonable detail its assets and liabilities and the results of its operations.

         2.15     INFORMATION RESPECTING SHARES.

         Upon the written request of any stockholder, the Corporation, at its own expense, shall mail to the stockholder information respecting the designations, preferences, limitations, and relative rights applicable to each class of shares, the variations determined for each series, and the authority of the Board of Directors to determine variations for any existing or future class or series. The Corporation may comply by mailing the stockholder a copy of its Certificate of Incorporation containing such information.

                                    ARTICLE 3

                               BOARD OF DIRECTORS

         3.1      GENERAL POWERS.

         All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under, the direction of the Board of Directors, subject to any limitation set forth in the Certificate of Incorporation or in any agreement authorized the Delaware General Corporation Code.

         3.2      NUMBER, TENURE, AND QUALIFICATIONS OF DIRECTORS.

                  (a) NUMBER. The number of directors of the Corporation shall be not less than three (3) nor more than fifteen (15) except in the event that there are less than three (3) stockholders of the Corporation entitled to vote for the election of directors in which case the number of directors may equal the number of such voting stockholders of the Corporation. Within this range, the stockholders or the Board of Directors initially shall fix the number of directors of the Corporation. Thereafter, again within this range, the number of directors of the Corporation may be changed and re-established, from time to time, by the stockholders or the Board of Directors of the Corporation. Alternatively, if the stockholders of the Corporation elect a new Board of Directors of the Corporation and the total number of directors elected are within the range set by this Section 3.2 but are more or less than the number of directors of the Corporation previously fixed by the stockholders or the Board of Directors of the Corporation, then such number of directors shall be deemed to be the fixed number of directors of the Corporation (until such time as the stockholders or the Board of Directors of the Corporation change said number of directors by the methods described herein) even though such number has not been expressly fixed by resolution of the stockholders or the Board of Directors of the Corporation. Notwithstanding a change in the number of directors of the Corporation implemented by any of the methods described in this Section 3.2, no decrease in the number of directors of the Corporation may shorten the term of any incumbent director.

                  (b) TENURE. Each director shall hold office until the next annual meeting of stockholders or until removed. However, if a director's term expires, the director shall continue to serve until the directors successor shall have been elected and qualified, or until there is a decrease in the number of directors.

                  (c) QUALIFICATIONS. Directors need not be residents of the State of Delaware or stockholders of the Corporation unless the Certificate of Incorporation so prescribes.

         3.3      REGULAR MEETINGS OF THE BOARD OF DIRECTORS.

         The Board of Directors may provide, by resolution, the time and place, either within or outside the State of Delaware, for the holding of regular meetings, which shall be held without other notice than such resolution.

         3.4      SPECIAL MEETINGS OF THE BOARD OF DIRECTORS.

         Special meetings of the Board of Directors may be called by or at the request of one (1) of the directors, who may fix any place, either within or outside the State of Delaware, as the place for holding the meeting.

         3.5      NOTICE AND WAIVER OF NOTICE OF SPECIAL DIRECTOR MEETINGS.

         Unless the Certificate of Incorporation provides for a longer or shorter period, special meetings of the Board of Directors must be preceded by at least two days notice, either orally or in writing, of the date, time, and place of the meeting.

         Notice of any meeting of the Board of Directors shall be deemed to be effective at the earliest of: (1) when received; (2) five days after it is mailed; or (3) the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the director.

         A director may waive notice of any meeting. Except as in this Section
3.5 provided, the waiver must be in writing and signed by the director entitled to the notice. The waiver shall be delivered to the Corporation for filing with the corporate records, but delivery and filing are not conditions to its effectiveness.

         The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business and at the beginning of the meeting, or promptly upon arrival the director objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice, and does not thereafter vote for or assent to action taken at the meeting.

         A director who attends a special meeting to object to lack of notice shall not be deemed to be present for quorum purposes.

         3.6      DIRECTOR QUORUM.

         A majority of the number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, unless the Certificate of Incorporation require a greater number.

         A majority of the number of directors prescribed by resolution (or if no number is prescribed, the number in office immediately before the meeting begins) shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, unless the Certificate of Incorporation require a greater number.

         3.7      MANNER OF ACTING.

         The act of the majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors, unless the Certificate of Incorporation require a greater percentage.

         Unless the Certificate of Incorporation provides otherwise, any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

         A director who is present at a meeting of the Board of Directors when corporate action is taken is considered to have assented to the action taken, unless:

                  (a) the director objects at the beginning of the meeting, or promptly upon arrival, to holding it or transacting business at the meeting;

                  (b) the director contemporaneously requests his dissent or abstention as to any specific action to be entered into the minutes of the meeting; or

                  (c) the director causes written notice of a dissent or abstention as to any specific action to be received by the presiding officer of the meeting before its adjournment or by the Corporation promptly after adjournment of the meeting.

         The right of dissent or abstention as to a specific action is not available to a director who votes in favor of the action taken.

         3.8      DIRECTOR ACTION WITHOUT A MEETING.

         Unless the Certificate of Incorporation or the Delaware General Corporation Code provide otherwise, any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if all the directors consent to the action in writing. Action is taken by consents at the time the last director signs a writing describing the action taken, unless, prior to that time, any director has revoked a consent by a writing signed by the director and received by the secretary. Action taken by consents is effective when the last director signs the consent, unless the Board of Directors establishes a different effective date.

Action taken by consents has the same effect as action taken at a meeting of directors and may be described as such in any document.

         3.9      REMOVAL OF DIRECTORS.

         The stockholders may remove one or more directors at a meeting called for that purpose if notice has been given that a purpose of the meeting is such removal. The removal may be with or without cause, unless the Certificate of Incorporation provides that directors may only be removed with cause. If a director is elected by a voting group of stockholders, only the stockholders of that voting group may participate in the vote to remove the director. If cumulative voting is in effect, a director may not be removed if the number of votes sufficient to elect the director under cumulative voting is voted against the director's removal. If cumulative voting is not in effect, a director may be removed only if the number of votes cast to remove the director exceeds the number of votes cast not to remove the director.

         3.10     BOARD OF DIRECTOR VACANCIES.

                  (a) Unless the Certificate of Incorporation provides otherwise, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors:

                           (i)      the stockholders may fill the vacancy;

                           (ii)     the Board of Directors may fill the vacancy;
or

                           (iii)    if the directors remaining in office
constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

                  (b) Unless the Certificate of Incorporation provides otherwise, if the vacant office was held by a director elected by a voting group of stockholders:

                           (i)      If one or more directors were elected by the
same voting group, only they are entitled to vote to fill the vacancy if it is filled by the directors; and

                           (ii)     only the holders of shares of that voting
group are entitled to vote to fill the vacancy if it is filled by the stockholders.

         A vacancy that will occur at a specific later date, because of a resignation effective at a later date, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

         If a director's term expires, the director shall continue to serve until the director's successor is elected and qualified or until there is a decrease in the number of directors. The term of a director elected to fill a vacancy expires at the next stockholders' meeting at which directors are elected.

         3.11     DIRECTOR COMPENSATION.

         Unless otherwise provided in the Certificate of Incorporation, by resolution of the Board of Directors, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as a director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the Corporation in any capacity and receiving compensation therefor.

         3.12     DIRECTOR COMMITTEES.

                  (a) CREATION OF COMMITTEES. Unless the Certificate of Incorporation provides otherwise, the Board of Directors may create an Executive Committee and such other committees as the Board of Directors deems appropriate and appoint members of the Board of Directors to serve on them. Mach committee must have two or more members, who serve at the pleasure of the Board of Directors.

                  (b) SELECTION OF MEMBERS. The creation of a committee and appointment of members to it must be approved by the greater of:

                           (i)      a majority of all the directors in office
when the action is taken; or

                           (ii)     the number of directors required by the
Certificate of Incorporation take such action, or if not specified in the Certificate of Incorporation the number required by Section 3.7 of these Bylaws to take action.

                  (c) REQUIRED PROCEDURES. Sections 3.4 through 3.9 of these Bylaws, which govern meetings, action without a meeting, notice, waiver of notice, and quorum and voting requirements of the Board of Directors, apply to committees and their members as well.

                  (d) AUTHORITY. Unless limited by the Certificate of Incorporation, each committee may exercise those aspects of the authority of the Board of Directors which the Board of Directors confers upon such committee in the resolution creating the committee.

                  (e) AUTHORITY OF EXECUTIVE COMMITTEE. The Executive Committee shall have, and may exercise all powers of the Board of Directors with respect to the management of the business and affairs of the Corporation during the intervals between the meetings of the Board of Directors, unless otherwise limited by the Board of Directors. Provided, however, the Executive Committee shall not have the power to fill vacancies on the Board of Directors or to amend these Bylaws.

         3.13     DIRECTOR'S RIGHTS TO INSPECT CORPORATE RECORDS.

                  (a) ABSOLUTE INSPECTION RIGHTS OF RECORDS REQUIRED AT PRINCIPAL OFFICE. If a director gives the Corporation written notice of the director's demand at least five business days before the date on which the director wishes to inspect and copy, the director (or the directors agent or attorney) has the right to inspect and copy, during regular business hours, any of the following records, all of which the Corporation Is required to keep at its principal office:

                           (i)      the Corporation's Certificate of
Incorporation currently in effect;

                           (ii)     the Corporation's Bylaws currently in
effect;

                           (iii)    the minutes of all stockholders' meetings,
and records of all action taken by stockholders without a meeting, for the past three years;

                           (iv)     all written communications within the past
three years to stockholders as a group or to the holders of any class or series of shares as a group;

                           (v)      a list of the names and loudness addresses
of the Corporation's current officers and directors;

                           (vi)     the Corporation's most recent annual report
delivered to the Office of the Secretary of State of Delaware; and

                           (vii)    all financial statements prepared for
periods ending during the last three years that a stockholder could request.

                  (b) CONDITIONAL INSPECTION RIGHT. In addition, if a director gives the Corporation a written demand made in good faith and for a proper purpose at least five business days before the date on which the director wishes to inspect and copy, the director describes with reasonable particularity the director's purpose and the records the director desires to inspect, and the records the director desires to inspect, and the records are directly connected with the director's purpose, the director (or the director's agent or attorney) is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any of the following records of the
Corporation:

                           (i)      Excerpts from:

                                    (A)      Minutes of any meeting of the Board
of Directors, records of any action of a committee of Board of Directors whim acting on behalf of the Corporation in place of the Board of Directors;

                                    (B)      minutes of any meeting of the
stockholders;

                                    (C)      records of action taken by the
stockholders without a meeting; and

                                    (D)      waivers of notices of any meeting
of the stockholders, of any meeting of the Board of Directors, or of any meeting of a committee of the Board of Directors;

                           (ii)     accounting records of the Corporation; and

                           (iii)    the record of the Corporation's
stockholders.

                  (c) COPY COSTS. The right to copy records includes, if reasonable, the right to receive copes made by photographic, xerographic, or other means. The Corporation may impose a reasonable charge, payable in advance, covering the costs of labor and material, for copies of any documents provided to the director. The charge may not exceed the estimated cost of production or reproduction of the records.

         3.14     GENERAL STANDARD OF CONDUCT FOR DIRECTORS.

         The standards of conduct for the Directors of the Corporation shall be as follows:

                  (a) Each director shall discharge his or her duties as a director, including duties as a member of a committee, (i) in good faith, (ii) with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and (iii) in a manner if - director reasonably believes to be in the best interests of the Corporation. The Board of Directors and stockholders of the Corporation understand that the members of the Board of Directors may have other business interests, activities and responsibilities that take a substantial portion of their time and attention. Accordingly, the members of the Board of Directors are required to devote to the business of the Corporation in fulfillment of their respective responsibilities as a director of the Corporation only the time and attention that they shall unilaterally deem necessary in order to fill their responsibilities as a director.

                  (b) In discharging his or her duties, a director is entitled to rely on information' opinions, reports, or statements including financial statements and other financial data, if prepared or predator by;

                           (i)      one or more officers or employees of the
Corporation whom the director reasonably believes to reliable and competent in the matters presented;

                           (ii)     legal counsel, public accountants, or other
persons as to matters the director reasonably believes are within the person's professional or expert competence; or

                           (iii)    a committee of the board of directors of
which the director is not a member, if the director reasonably believes the committee merits confidence.

                  (c) A director is not acting in good faith if he or she has knowledge concerning the matter in question that makes reliance otherwise permitted by paragraph (b) of this Section 3.15 unwarranted.

                  (d) A director is not liable for any action taken, or any failure to take any action as a director, if the duties of the director have been performed in compliance with this Section 3.15.

                  (e) The standards of conduct set forth In this Section 3.14, or any breach of such standards, shall not affect the right or power of the Corporation to indemnify any Individual pursuant to Article 5 of these Bylaws.

                                    ARTICLE 4

                                    OFFICERS

         4.1      NUMBER OF OFFICERS.

         The officers of the Corporation shall be a president, a secretary, and a treasurer, each of whom shall be appointed by the Board of Directors. Such other officers and assistant officers as may be deemed necessary, including any chairman of the board, chief executive officer and any vice presidents, may be appointed by the Board of Directors. If specifically authorized by the Board of Directors, an officer may appoint one or more officers or assistant officers. The same individual may simultaneously hold more than one office in the Corporation.

         4.2      APPOINTMENT AND TERM OF OFFICE.

         The officers of the Corporation shall be appointed by the Board of Directors for such term as is determined by the Board of Directors. The designation of a specified term does not grant to the officer any contract rights, and the Board of Directors can remove the officer at any time prior to the end of such term. If no term is specified, the officer shall hold office until the officer resigns, dies, or until removed in the manner provided in
Section 4.3 of these Bylaws.

         4.3      REMOVAL OF OFFICERS.

         Any officer or agent may be removed by the Board of Directors at any time, with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer or agent shall not of itself create contract rights.

         4.4      CHAIRMAN OF THE BOARD.

         The chairman of the board, if any, shall have the following powers and duties:

                  (a) To be the senior officer of the Corporation and, in addition to the duties specified in this Section 4.4, to perform such duties as may be assigned to him by the Board of Directors;

                  (b)      to preside at all meetings of the stockholders of the
Corporation:

                  (c)      to preside at all meetings of the Board of Directors;

                  (d)      to be a member of the Executive Committee, if any.

         4.5      CHIEF EXECUTIVE OFFICER.

         The chief executive officer, if there is such an officer, shall possess all of the powers that the Board of Directors may see fit to delegate to the chief executive officer and he or she shall perform all of the duties that may be prescribed by the Board of Directors from time to time.

         4.6      PRESIDENT.

         The president shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall, in general, supervise and control all of the business and affairs of the Corporation. The president shall when present and in the absence of the chairman of the board of the Corporation preside at all meetings of the stockholders and of the Board of Directors. The president may sign, with, the secretary or any other proper officer of the Corporation authorized by the Board of Directors, certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors, and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time. The president shall be a member of the Executive Committee, if any, of the Corporation.

         4.7      VICE PRESIDENTS.

         If appointed, in the absence of the president or in the event of his death, inability, or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election, or in to absence of any designation, then in the order of their appointment) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. If there is no vice president, then the treasurer shall perform such duties of the president. Any vice president may sign, with the secretary or an assistant secretary, certificates for shares of the Corporation the issuance of which have been authorized by resolution of the Board of Directors; and shall perform such other duties as from time to time may be assigned to him or her by the president or by the Board of Directors.

         4.8      SECRETARY.

         The secretary shall:

                  (a) keep the minutes of the proceedings of the stockholders and of the Board of Directors and the other records and information of the Corporation required to be kept, in one or more books provided for that purpose;

                  (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

                  (c) be custodian of the corporate records and of any seal of the Corporation;

                  (d) when requested or required, authenticate any records of the Corporation;

                  (e) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder,

                  (f) sign with the chairman of the board, president, or a vice president, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors:

                  (g) have general charge of the stock transfer books of the Corporation; and

                  (h) In general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president or by the Board of Directors.

         4.9      TREASURER.

         The Treasurer shall:

                  (a) have charge and custody of and be responsible for all funds and securities of the Corporation;

                  (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected by the Board of Directors; and

                  (c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the president or by the Board of Directors.

         If required by the Board of Directors, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

         4.10     ASSISTANT SECRETARIES AND ASSISTANT TREASURERS.

         The assistant secretaries, when authorized by the Board of Directors, may sign, with the chairman of the board, president or a vice president, certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The assistant treasurers shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the Board of Directors.

         4.11     SALARIES.

         The salaries of the offsets shall be fixed from tinge to time by the Board of Directors.

         4.12     GENERAL STANDARDS OF CONDUCT FOR OFFICERS.

         The standards of conduct for the officers of the Corporation shall be as follows:

                  (a) Each officer with discretionary authority shall discharge his or her duties under that authority (i) in good faith, (ii) with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and (iii) in a manner the officer reasonably believes to be In the best interests of the Corporation.

                  (b) In discharging his or her duties, an officer Is entitled to rely on information, opinions, reports, or statements Including financial statements and other financial data, if prepared or presented by:

                           (i)      one or more officers or employees of the
Corporation whom the officer reasonably believes to be reliable and competent in the matters presented; or

                           (ii)     legal counsel, public accountants, or other
persons as to matters the officer reasonably believes are within the person's professional or expert competence.

                  (c) An officer is not acting in good faith if he or she has knowledge concerning the matter in question that makes reliance otherwise permitted by paragraph (b) of this Section 5.12 unwarranted.

                  (d) An officer is not liable for any action taken, or any failure to take any action as an officer if the duties of the office have been performed in compliance with this Section 5.12.

                  (e) The standards of conduct set forth in this Section 5.12, or any breach of such standards, shall not affect the right or power of the Corporation to indemnify any individual pursuant to Article 6 of these Bylaws.

                                    ARTICLE 5

                 LIMITATION OF LIABILITY AND INDEMNIFICATION OF
             DIRECTORS, OFFICERS, EMPLOYEES, FIDUCIARIES, AND AGENTS

         5.1      LIMITATION OF LIABILITY OF DIRECTORS AND OFFICERS.

         The personal liability of the directors and officers of the Corporation to the Corporation or its stockholders, or to any third person; shall be eliminated or limited to the fullest extent as from time to time permitted by Delaware law.

         5.2      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Unless otherwise provided in the Certificate of Incorporation, the Corporation shall indemnify any individual made a party to a proceeding because the individual is or was a director or officer of the Corporation against liability incurred in such proceeding to the fullest extent as from time to time permitted by Delaware law.


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         5.3      EFFECT OF REPEAL OR MODIFICATION OF ARTICLE V.

         Any repeal or modification of this Article V by the stockholders of the Corporation shall not adversely affect any right or protection of any person existing at the time of such repeal or modification.

         5.4      INSURANCE.

         The Corporation may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the Corporation, or who, while serving as a director, officer, employee, fiduciary, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another foreign or domestic corporation or other person, or of an employee benefit plan, against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the Corporation would have power to indemnify him or her against the same liability under the Delaware General Corporation Code. Insurance may be procured from any insurance company designated by the Board of Directors, whether the insurance company is formed under the laws of the State of Delaware or any other jurisdiction of the United States or elsewhere, including any insurance company in which the Corporation has an equity or any other interest through stock ownership or otherwise.

                                    ARTICLE 6

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         6.1      CERTIFICATES FOR SHARES.

                  (a) CONTENT. Certificates representing shares of the Corporation shall, at a minimum, state on their face the name of the Corporation and that the Corporation is organized under the lauds of the State of Delaware; the name of the person to whom issued; and the number and class of shares and the designation of the series, if any, the certificate represents; and be in such form as is determined by the Board of Directors. Such certificates shall be signed by the chairman of board, president or a vice president and by the secretary or an assistant secretary and may be sealed with the corporate seal or a facsimile thereof. The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. Each certificate for shares shall be consecutively numbered or otherwise identified. The certificates may contain any other information the Corporation considers necessary or appropriate.

                  (b) LEGEND AS TO CLASS OR SERIES. If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, preferences, limitations, and relative rights applicable to each class, the variations in preferences, limitations, and relative rights determined for each series, and the authority of the Board of Directors to determine variations for any existing or future class or series must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or


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

back that the Corporation will furnish the stockholder this information on request in writing and without charge.

                  (c) STOCKHOLDER LIST. The name and address of the person to whom the shares represented are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.

                  (d) TRANSFERRING SHARES. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

         6.2      SHARES WITHOUT CERTIFICATES.

                  (a) ISSUING SHARES WITHOUT CERTIFICATES. Unless the Certificate of Incorporation provides otherwise, the Board of Directors may authorize the issuance of some or all of the shares of any or all classes or series without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the Corporation.

                  (b) INFORMATION STATEMENT REQUIRED. Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send the stockholder a written statement containing, at a minimum, the name of the Corporation and that it is organized under the laws of the State of Delaware; the name of the person to whorls issued; and the number and class of shares and the designation of the series, if any, of the issued shares. If the Corporation is authorized to issue different classes of shares or different series within a class, the written statement shall describe the designations, preferences, limitations, and relative rights applicable to each class, the variations in preferences, limitations, and relative rights determined for each series, and the authority of the Board of Directors to determine variations for any existing or future class or series.

         6.3      REGISTRATION OF TRANSFER OF SHARES.

         Registration of the transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation. In order to register a transfer, the record owner shall surrender the shares to the Corporation for cancellation, properly endorsed by the appropriate person or persons with reasonable assurances that the endorsements are genuine and effective. Unless the Corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the Corporation as the owner, the person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

         6.4      RESTRICTIONS ON TRANSFER OF SHARES PERMITTED.

         The Board of Directors or the stockholders may impose restrictions on the transfer or registration of transfer of shares (including any security convertible into, or carrying a right to subscribe for or acquire shares). A restriction does not affect shares issued before the restriction was adopted unless the holders of the shares are parties to the restriction agreement or voted in favor of the registration or otherwise consented to the restriction.

                  (a) A restriction on the transfer or registration of transfer of shares may be authorized:

                           (i)      To maintain the Corporation's status when it
is dependent on the number or identity of its stockholders;

                           (ii)     to preserve entitlements, benefits, or
exemptions under federal, state, or local laws; and

                           (iii)    for any other reasonable purpose.

                  (b) A restriction on the transfer or registration of transfer of shares may:

                           (i)      Obligate the stockholder first to offer the
Corporation or other persons, separately, consecutively, or simultaneously, an opportunity to acquire the restricted shares;

                           (ii)     obligate the Corporation or other persons,
separately, consecutively, or simultaneously, to acquire the restricted shares;

                           (iii)    require, as a condition to a transfer or
registration, that any one or more persons, including the Corporation or any of its stockholders, approve the transfer or registration, if the requirement is not manifestly unreasonable; or

                           (iv)     prohibit the transfer or the registration of
a transfer of the restricted shares to designated persons or classes of persons, if the prohibition is not manifestly unreasonable.

         A restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction is authorized by this Section 6.4 and its existence is noted conspicuously on the front or back of the certificate, or if the restriction is contained in the information statement required by Section 6.2 of these Bylaws with regard to shares issued without certificates. Unless so noted, a restriction is not enforceable against a person without knowledge of the restriction.

         6.5      ACQUISITION OF SHARES.

         The Corporation may acquire its own shares, and, unless otherwise provided in the Certificate of Incorporation, the shares so acquired constitute authorized but unissued shares.

         If the Certificate of Incorporation prohibits the reissuance of acquired shares, the number of authorized shares shall be reduced by the number of shares acquired, effective upon amendment of the Certificate of Incorporation, which amendment shall be adopted by the stockholders or the Board of Directors without stockholder action. Appropriate Certificate of


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

Amendment must be delivered to the Office of the Secretary of State of Delaware and must set forth:

                  (a)      the name of the Corporation;

                  (b) the reduction in the number of authorized shares, itemized by class and series;

                  (c) the total number of authorized shares, itemized by class and series, remaining after reduction of the shares; and

                  (d) a statement that the amendment was adopted by the Board of Directors without stockholder action and that stockholder action was not required if such be the case.

                                    ARTICLE 7

                                  DISTRIBUTIONS

         7.1      DISTRIBUTIONS.

         The Board of Directors may authorize, and the Corporation may make, distributions (including dividends on its outstanding shares) in the manner and upon the terms and conditions provided by law and in the Certificate of Incorporation.

                                    ARTICLE 8

                                 CORPORATE SEAL

         8.1      CORPORATE SEAL.

         The Board of Directors may provide a corporate seal which may be circular in form and have inscribed thereon any designation including the name of the Corporation, Delaware as the state of incorporation, and the words "Corporate Seal."

                                    ARTICLE 9

                                   FISCAL YEAR

         9.1      FISCAL YEAR.

         The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.


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

                                   ARTICLE 10

                                   AMENDMENTS

         10.1     AMENDMENTS.

         The Corporation's Board of Directors may amend these Bylaws, except to the extent that the Certificate of Incorporation, these Bylaws, or the Delaware General Corporation Code reserve this power exclusively to the stockholders in whole or in part. However, the Board of Directors may not adopt, amend, or repeal a Bylaw that fixes a stockholder quorum or voting requirement that is greater than required by the Delaware General Corporation Code.

         If authorized by the Certificate of Incorporation, the stockholders may adopt, amend, or repeal a Bylaw that fixes a greater quorum or voting requirement for stockholders, or voting groups of stockholders, than is required by the Delaware General Corporation Code. Any such action shall comply with the provisions of the Delaware General Corporation Code.

         The Corporation's stockholders may amend or repeal the Corporation's Bylaws even though the Bylaws may also be amended or repealed by the Corporation's Board of Directors.


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